  As filed with the Securities and Exchange Commission on December 6, 1996
                                                 Registration No. 333-

--------------------------------------------------------------------------------

      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           POLYMEDICA INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


         Massachusetts                                          04-3033368
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)

                  11 State Street, Woburn, Massachusetts    01801
               -----------------------------------------------------
               (Address of principal executive offices)   (Zip code)

                             1990 STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)

                    John K.P. Stone III, Esq., Hale and Dorr
                  60 State Street, Boston, Massachusetts 02109
                  --------------------------------------------
                     (Name and address of agent for service)

                                 (617) 933-2020
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

 Title of                       Proposed          Proposed
Securities      Amount to       Maximum           Maximum        Amount of
  to be             be       Offering Price      Aggregate      Registration
Registered      Registered      Per Share      Offering Price       Fee
----------      ----------   --------------    --------------   ------------

Common Stock,     400,000       $4.1875(1)     $1,675,000(1)      $508.00
$.01 par value    shares

  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low prices of the Common Stock as reported by Nasdaq on December 3, 1996.

                     Statement of Incorporation by Reference
                     ---------------------------------------

     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 33-48130 filed by the Registrant on June 1, 1992, relating to the Registrant's 1990 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on this 29th day of November, 1996.



                                          POLYMEDICA INDUSTRIES, INC.



                                          By: /s/ Steven J. Lee
                                              --------------------------
                                              Steven J. Lee
                                              Chairman, President and Chief
                                              Executive Officer




                                POWER OF ATTORNEY

     We, the undersigned officers and directors of PolyMedica Industries, Inc., hereby severally constitute and appoint Steven J. Lee, Eric G. Walters and John K.P. Stone, III and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable PolyMedica Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                   Title                     Date
     ---------                   -----                     ----


/s/ Steven J. Lee         Chairman, President,      ) November 29, 1996
------------------------- Chief Executive Officer   )
Steven J. Lee             and Director (Principal   )
                          Executive Officer)        )
                                                    )
                                                    )
                                                    )
/s/ Eric G. Walters       Chief Financial Officer   ) November 29, 1996
------------------------- (Principal Financial and  )
Eric G. Walters           Accounting Officer)       )
                                                    )
                                                    )
/s/ Richard H. Bard       Director                  ) November 29, 1996
-------------------------                           )
Richard H. Bard                                     )
                                                    )
                                                    )
/s/ Thomas S. Soltys, Jr. Director                  ) November 29, 1996
-------------------------                           )
Thomas S. Soltys, Jr.                               )
                                                    )
                                                    )
/s/ Daniel S. Bernstein   Director                  ) November 29, 1996
-------------------------                           )
Daniel S. Bernstein                                 )
                                                    )
                                                    )
/s/ Frank W. LoGerfo      Director                  ) November 29, 1996
-------------------------                           )
Frank W. LoGerfo                                    )
                                                    )
                                                    )
/s/ Marcia J. Hooper      Director                  ) November 29, 1996
-------------------------                           )
Marcia J. Hooper                                    )

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number
-------

4.1 (1)   Restated Articles of Organization of the Registrant

4.2 (1)   Amended and Restated By-Laws of the Registrant

4.3 (1) Specimen certificate for shares of Common Stock, $.01 par value per share, of the Registrant

5.1       Opinion of Hale and Dorr.

23.1      Consent of Hale and Dorr (included in Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (included in the signature pages of this Registration Statement).

------------


(1) Incorporated herein by reference to the exhibits to the Company's Registration Statement on Form S-1 (File No. 33-45425).